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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549


                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  January 8, 1998



                   SANTA FE PACIFIC PIPELINE PARTNERS, L.P.
            (Exact name of registrant as specified in its charter)


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
                    Delaware                                  1-10066                                95-4191066
            (State of incorporation)                 (Commission File Number)           (I.R.S. Employer Identification No.)
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                           1100 Town & Country Road
                           Orange, California  92868
         (Address of principal executive offices, including zip code)

                                (714) 560-4400
             (Registrant's telephone number, including area code)

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                   SANTA FE PACIFIC PIPELINE PARTNERS, L.P.

Item 5. Other Events

Santa Fe Pacific Pipeline Partners, L.P. (the "Partnership") announced its fourth quarter and full year 1997 earnings in a January 8, 1998 press release (the "Press Release"), which press release is attached as Exhibit 99 and is hereby incorporated by reference.

As previously reported, the Partnership, along with its general partner, Santa Fe Pacific Pipelines, Inc. (the "General Partner"), and SFP Pipeline Holdings, Inc. have entered into a definitive Purchase Agreement with Kinder Morgan Energy Partners, L.P. and Kinder Morgan G.P., Inc. (collectively, "Kinder Morgan") pursuant to which Kinder Morgan and its affiliates would acquire the Partnership's limited partner interest in the Partnership's operating partnership subsidiary, SFPP, L.P., as well as the General Partner's general partner interest in the Partnership, and approximately one-half of the General Partner's general partner interest in SFPP, L.P. would be redeemed (the "Transaction").

The Partnership has previously distributed to the holders of its Common Units a Joint Proxy Statement/Prospectus dated February 4, 1998 (the "Proxy Statement") relating to the Transaction. The Proxy Statement (on pages 66-70) describes the opinion of Smith Barney Inc. ("Smith Barney"), financial advisor to the Special Committee of the Board of Directors of the General Partner. A copy of the opinion of Smith Barney is attached as Annex C to the Proxy Statement. Smith Barney has advised the Partnership that it was aware of the financial information contained in the Press Release and the Kinder Morgan press release dated January 15, 1998 (relating to the fourth quarter and full year 1997 earnings of Kinder Morgan Energy Partners, L.P.) at the time it rendered its opinion, and it considered that financial information in rendering its opinion.

Item 7.  Financial Statements and Exhibits.

(c) Exhibits:

     99  Press release dated January 8, 1998.


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                        SANTA FE PACIFIC PIPELINE PARTNERS, L.P.
                                     (Registrant)

                        By: Santa Fe Pacific Pipelines, Inc.,
                            as General Partner

Date: February 24, 1998 By:          /s/ BARRY R. PEARL
                            -------------------------------------
                                         Barry R. Pearl
                               Senior Vice President, Treasurer
                                 and Chief Financial Officer
                                (On behalf of the Registrant)